Exhibit 99.1

AMD News Release

EDITORIAL CONTACT:	INVESTOR CONTACT:
Drew Prairie	Ruth Cotter
(512) 602-4425	(408) 749-3887
drew.prairie@amd.com	ruth.cotter@amd.com

AMD Reports Fourth Quarter and Annual Results

SUNNYVALE, Calif. — Jan. 21, 2010 — AMD1 (NYSE:AMD) today reported revenue for the fourth quarter of 2009 of $1.646 billion, an increase of 18 percent compared to the previous quarter and 42 percent compared to the fourth quarter of 2008.

In the fourth quarter of 2009, AMD reported net income attributable to AMD common stockholders of $1.178 billion, or $1.52 per share, which includes a net favorable impact of $1.238 billion, or $1.57 per share. AMD reported operating income of $1.288 billion in the quarter, including a net favorable impact of $1.224 billion. The net favorable impacts were primarily from a legal settlement with Intel Corp.2

For the year ended Dec. 26, 2009, AMD reported revenue of $5.403 billion. Fiscal 2009 net income attributable to AMD common stockholders was $304 million. AMD reported revenue of $5.808 billion and a net loss attributable to AMD common stockholders of $3.129 billion for fiscal 2008.

As of the first quarter of 2010, AMD will report operating results for what was formerly referred to as AMD Product Company only and will no longer consolidate the financial results of GLOBALFOUNDRIES. AMD’s investment in GLOBALFOUNDRIES will be accounted for using the equity method.

“AMD’s quarter marks another milestone in our transformation and underscores our growing momentum,” said Dirk Meyer, AMD president and CEO. “We enter 2010 having completed the transition to a fabless business model, reached a historic antitrust settlement, and made significant progress strengthening our balance sheet. Our innovative strategy for designing the world’s most vivid digital experiences continues to generate demand.”

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In the third quarter of 2009, AMD had revenue of $1.396 billion, a net loss attributable to AMD common stockholders of $128 million and an operating loss of $77 million. In the fourth quarter of 2008, AMD had revenue of $1.162 billion, a net loss attributable to AMD common stockholders of $1.436 billion and an operating loss of $1.274 billion.

In the fourth quarter of 2009, AMD Product Company reported non-GAAP net income of $80 million and non-GAAP operating income of $169 million. In the third quarter of 2009, AMD Product Company reported non-GAAP net income of $2 million and a non-GAAP operating income of $47 million3. AMD Product Company adjusted EBITDA for the fourth quarter was $282 million, up from $169 million in the prior quarter 3.

Fourth quarter 2009 AMD gross margin was 45 percent compared to 42 percent in the prior quarter. Fourth quarter 2009 AMD Product Company non-GAAP gross margin was 41 percent compared to 38 percent in the prior quarter3.

Current Outlook

AMD’s outlook statements are based on current expectations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under the “Cautionary Statement” below.

AMD expects revenue to be down seasonally for the first quarter of 2010.

Additional Highlights

•

Intel and AMD announced a comprehensive agreement to end all outstanding legal disputes. Both companies obtained patent rights under a new cross-license agreement, Intel agreed to abide by a set of fair business practice provisions, and Intel paid AMD $1.25 billion.

•

AMD redeemed the remaining amount outstanding of its 7.75% Senior Notes due 2012 (approximately $390 million), reduced the aggregate amount outstanding of its 5.75% Convertible Senior Notes due 2012 by approximately $1 billion and issued $500 million of 8.125% Senior Notes due 2017. In the fourth quarter, AMD decreased its debt due in 2012 by nearly $1.4 billion, to $485 million.

•	Lenovo announced its first AMD-powered notebooks, including the Lenovo ThinkPad Edge and Lenovo ThinkPad X100e commercial notebooks based on VISION Pro Technology from AMD.

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•	Acer, Dell, HP and Lenovo began selling consumer PCs based on the latest AMD Athlon™ II mainstream processors that offer low energy consumption and reduced heat and noise.

•

AMD powers four of the top five supercomputers in the world, including the world’s highest-performing supercomputer. AMD GPUs also power the world’s highest-performing supercomputer featuring graphics processors.

•

AMD extended its next-generation ATI Radeon™ HD 5000 graphics cards, bringing the industry’s only DirectX 11-capable cards to additional market segments and enabling new levels of graphics performance for the mobile market. AMD shipped more than two million DirectX 11 GPUs within three months of the launch of the initial products.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its fourth quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at www.amd.com. The webcast will be available for 10 days after the conference call.

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Reconciliation of GAAP Net Income (Loss) Attributable to AMD Common Stockholders to AMD Product Company Non-GAAP Net Income (Loss)1,2,3,4

(Millions except per share amounts)	Q4-09		Q3-09		Q4-08		2009		2008
GAAP net income (loss) attributable to AMD common stockholders / EPS	$1,178	$1.52	$(128)	$(0.18)	$(1,436)	$(2.36)	$304	$0.45	$(3,129)	$(5.17)
Loss from discontinued operations	(3)	—	—	—	(10)	(0.02)	(3)	—	(684)	(1.12)
Income (loss) attributable to AMD stockholders from continuing operations	$1,181	$1.52	$(128)	$(0.18)	$(1,426)	$(2.34)	$307	$0.45	$(2,445)	$(4.03)
Process technology license revenue	—	—	—	—	—	—	—	—	191	0.31
Incremental write-down of inventory	—	—	—	—	(227)	(0.37)	—	—	(227)	(0.37)
Gross margin benefit from sales of inventory written down in Q4-08	—	—	9	0.01	—	—	171	0.25	—	—
Amortization of acquired intangibles	(18)	(0.02)	(17)	(0.02)	(30)	(0.05)	(70)	(0.10)	(137)	(0.23)
ATI impairment of goodwill and acquired intangible assets	—	—	—	—	(684)	(1.12)	—	—	(1,089)	(1.79)
Legal settlements	1,267	1.60	—	—	—	—	1,267	1.87	—
Restructuring charges	—	—	(4)	(0.01)	(50)	(0.08)	(65)	(0.10)	(90)	(0.15)
AMD Product Company formation costs associated with GLOBALFOUNDRIES	—	—	—	—	(23)	(0.04)	(21)	(0.03)	(23)	(0.04)
Gain on sale of 200 millimeter equipment	—	—	—	—	—	—	—	—	193	0.32
Investment net charges	—	—	—	—	(21)	(0.03)	(9)	(0.01)	(66)	(0.11)
Gain (loss) on debt redemption, net	(11)	(0.01)	66	0.10	33	0.05	169	0.25	33	0.05
Gain on sale of Handheld assets	—	—	—	—	—	—	28	0.04	—	—
Incremental tax provision related to the formation of GLOBALFOUNDRIES	—	—	—	—	—	—	(114)	(0.17)	—	—
Net favorable (unfavorable) impact subtotal	$1,238	$1.57	$54	$0.08	$(1,002)	$(1.65)	$1,356	$2.00	$(1,215)	$(2.00)

Non-GAAP net income (loss) attributable to AMD common stockholders	$(57)		$(182)		$(424)		$(1,049)		$(1,230)
Net income (loss) from Foundry segment and intersegment eliminations	(138)	(0.17)	(191)	(0.28)			(823)	(1.21)
Incremental tax provision related to the formation of GLOBALFOUNDRIES	—	—	—	—			114	0.17
Net (income) loss attributable to noncontrolling interest	23	0.03	29	0.04			83	0.12
Class B preferred accretion	(22)	(0.03)	(22)	(0.03)			(72)	(0.11)
AMD Product Company non-GAAP net income (loss)	$80		$2				$(351)

Reconciliation of GAAP to AMD Product Company Non-GAAP Operating Income (Loss)1,2,3,4

(Millions)	Q4-09	Q3-09	Q4-08	2009	2008
GAAP operating income (loss)	$1,288	$(77)	$(1,274)	$664	$(1,955)
Process technology license revenue	—	—	—	—	191
Incremental write-down of inventory	—	—	(227)	—	(227)
Gross margin benefit from sales of inventory written down in Q4-08	—	9	—	171	—
Amortization of acquired intangibles	(18)	(17)	(30)	(70)	(137)
ATI impairment of goodwill and acquired intangible assets	—	—	(684)	—	(1,089)
Legal settlement (Intel)	1,242	—	—	1,242	—
Restructuring charges	—	(4)	(50)	(65)	(90)
AMD Product Company formation costs associated with GLOBALFOUNDRIES	—	—	(23)	(21)	(23)
Gain on sale of 200 millimeter equipment	—	—	—	—	193
Non-GAAP operating income (loss)	$64	$(65)	$(260)	$(593)	$(773)

Operating income (loss) from Foundry segment and intersegment eliminations	(105)	(112)		(481)
AMD Product Company non-GAAP operating income (loss)	$169	$47		$(112)

Reconciliation of GAAP to AMD Product Company Non-GAAP Gross Margin1,2,3,4

(Millions, except percentages)	Q4-09	Q3-09	Q4-08	2009	2008
GAAP Gross Margin	$735	$585	$272	$2,272	$2,320
GAAP Gross Margin %	45%	42%	23%	42%	40%
Process technology license revenue	—	—	—	—	191
Incremental write-down of inventory	—	—	(227)	—	—
Gross margin benefit from sales of inventory written down in Q4-08	—	9	—	171	—
Non-GAAP Gross Margin	$735	$576	$499	$2,101	$2,129
Non-GAAP Gross Margin %	45%	41%	43%	39%	38%
Gross margin from Foundry segment and intersegment eliminations	56	49		159
AMD Product Company non-GAAP Gross Margin	$679	$527		$1,942
AMD Product Company non-GAAP Gross Margin %	41%	38%		36%

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Select Segment Information4

(Millions, except percentages)	Q4-09	vs Q3-09	vs Q4-08	2009	vs 2008
Computing Solutions
Revenue	$1,214	14%	39%	$4,131	-9%
Microprocessor Units		up	up		up
Microprocessor Average Selling Prices (ASP)		up	down		down
Graphics
Revenue	$427	40%	58%	$1,206	4%
Graphic Processor Units		up	up		up
Graphic Processor Average Selling Prices (ASP)		up	down		down

About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and technology partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit http://www.amd.com

Cautionary Statement

This release contains forward-looking statements concerning AMD, including its first quarter 2010 revenue and anticipated future demand for its products which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; global business and economic conditions will worsen resulting in lower than currently expected revenue in the first quarter of 2010 and beyond; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to transition its products to advanced manufacturing process technologies in a timely and effective way; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its commitment with respect to GLOBALFOUNDRIES’ microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended September 26, 2009.

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AMD, the AMD Arrow logo, AMD Opteron and combinations thereof, and ATI, the ATI logo, and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

[1]

For financial reporting purposes, AMD consolidated the operating results of GLOBALFOUNDRIES Inc. in its results from March 2, 2009 through December 26, 2009 and created the Foundry segment as of the start of fiscal 2009. References to “AMD” in this announcement include these consolidated operating results which are reported for GAAP purposes. “AMD Product Company” refers to AMD, excluding the operating results of the Foundry segment and Intersegment eliminations. Foundry segment includes the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GLOBALFOUNDRIES from March 2, 2009 through December 26, 2009. Intersegment eliminations consist of revenues, cost of sales and profits on inventory between AMD Product Company and the Foundry segment.

[2]

In this press release, in addition to GAAP financial results, the Company has provided non-GAAP financial measures for AMD net income (loss) attributable to AMD common stockholders and operating income (loss). These non-GAAP financial measures reflect certain adjustments as presented in the tables in this press release. Management believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results by, among other things, excluding items that are not indicative of ongoing operating performance.

[3]

The Company is providing non-GAAP financial measures for AMD Product Company such as a statement of operations and selected balance sheet items as reflected in this press release. In addition, for AMD Product Company, the Company is providing non-GAAP financial measures such as net income (loss), operating income (loss) and gross margin which exclude certain adjustments as reflected in the tables above. Adjusted EBITIDA is also provided as a non-GAAP financial measure and is defined in the selected corporate data tables. AMD is providing these financial measures because it believes it is important for investors to have visibility into AMD’s financial results excluding the Foundry segment, intersegment eliminations and certain adjustments as reflected in the tables in this press release and to better understand the Company’s financial results absent the requirement to consolidate the financial results of GLOBALFOUNDRIES.

[4]	Refer to corresponding tables at the end of this press release for additional AMD and AMD Product Company data.

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ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Year Ended
	Dec. 26,	Sept. 26,	Dec. 27,	Dec. 26,	Dec. 27,
	2009	2009	2008(1)	2009	2008(1)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$1,646	$1,396	$1,162	$5,403	$5,808
Cost of sales	911	811	890	3,131	3,488

Gross margin	735	585	272	2,272	2,320
Gross margin %	45%	42%	23%	42%	40%
Research and development	432	420	465	1,721	1,848
Marketing, general and administrative	239	221	317	994	1,304
Legal settlement	(1,242)	—	—	(1,242)	—
Amortization of acquired intangible assets	18	17	30	70	137
Impairment of goodwill and acquired intangible assets	—	—	684	—	1,089
Restructuring charges	—	4	50	65	90
Gain on sale of 200 millimeter equipment	—	—	—	—	(193)

Operating income (loss)	1,288	(77)	(1,274)	664	(1,955)
Interest income	3	4	7	16	39
Interest expense	(119)	(114)	(95)	(438)	(391)
Other income (expense), net	19	47	11	166	(37)

Income (loss) before income taxes	1,191	(140)	(1,351)	408	(2,344)
Provision (benefit) for income taxes	11	(5)	69	112	68

Income (loss) from continuing operations	1,180	(135)	(1,420)	296	(2,412)
Income (loss) from discontinued operations, net of tax	(3)	—	(10)	(3)	(684)

Net income (loss)	$1,177	$(135)	$(1,430)	$293	$(3,096)
Net (income) loss attributable to noncontrolling interest	23	29	(6)	83	(33)
Class B preferred accretion	(22)	(22)	—	(72)	—

Net Income (loss) attributable to AMD common stockholders	$1,178	$(128)	$(1,436)	$304	$(3,129)

Net income (loss) attributable to AMD common stockholders per common share
Basic
Continuing operations	$1.68	$(0.18)	$(2.34)	$0.46	$(4.03)
Discontinued operations	—	—	(0.02)	—	(1.12)

Basic net income (loss) attributable to AMD common stockholders per common share	$1.68	$(0.18)	$(2.36)	$0.46	$(5.15)

Diluted
Continuing operations	$1.52	$(0.18)	$(2.34)	$0.45	$(4.03)
Discontinued operations	—	—	(0.02)	—	$(1.12)

Diluted net income (loss) attributable to AMD common stockholders per common share	$1.52	$(0.18)	$(2.36)	$0.45	$(5.15)

Shares used in per share calculation
Basic	705	694	609	673	607
Diluted	791	694	609	678	607

(1)	Includes retrospective adoption of FASB Staff Position Accounting Principles Board No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (FSP APB 14-1) codified principally in Accounting Standards Codification (ASC) Topic 470, Debt (ASC 470) and FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51 (SFAS 160) now codified in ASC Topic 810, Consolidation (ASC 810) in the first quarter of 2009.

ADVANCED MICRO DEVICES, INC.

AMD NON-GAAP AND RECONCILIATIONS TO CONSOLIDATED STATEMENTS OF OPERATIONS(2)

(Millions except per share amounts and percentages)

	Quarter Ended						Year Ended
	Dec. 26, 2009			Sept. 26, 2009			Dec. 26, 2009
	AMD Product Company (3)	Foundry segment and Intersegment Eliminations (4)	AMD	AMD Product Company (3)	Foundry segment and Intersegment Eliminations (4)	AMD	AMD Product Company (3)	Foundry segment and Intersegment Eliminations (4)	AMD
Net revenue	$1,646	$—	$1,646	$1,396	$—	$1,396	$5,403	$—	$5,403
Cost of sales	967	(56)	911	860	(49)	811	3,290	(159)	3,131

Gross margin	679	56	735	536	49	585	2,113	159	2,272
Gross margin %	41%		45%	38%		42%	39%		42%
Research and development	301	131	432	285	135	420	1,197	524	1,721
Marketing, general and administrative	209	30	239	195	26	221	878	116	994
Legal settlement	(1,242)	—	(1,242)	—	—	—	(1,242)	—	(1,242)
Amortization of acquired intangible assets	18	—	18	17	—	17	70	—	70
Restructuring charges	—	—	—	4	—	4	65	—	65

Operating income (loss)	1,393	(105)	1,288	35	(112)	(77)	1,145	(481)	664
Interest income	3	—	3	3	1	4	15	1	16
Interest expense	(71)	(48)	(119)	(70)	(44)	(114)	(286)	(152)	(438)
Other income (expense), net	13	6	19	64	(17)	47	221	(55)	166

Income (loss) before income taxes	1,338	(147)	1,191	32	(172)	(140)	1,095	(687)	408
Provision (benefit) for income taxes	20	(9)	11	(24)	19	(5)	(24)	136	112

Income (loss) from continuing operations	1,318	(138)	1,180	56	(191)	(135)	1,119	(823)	296
Income (loss) from discontinued operations, net of tax	(3)	—	(3)	—	—	—	(3)	—	(3)

Net income (loss)	$1,315	$(138)	$1,177	$56	$(191)	$(135)	$1,116	$(823)	$293
Net (income) loss attributable to noncontrolling interest			23			29			83
Class B preferred accretion			(22)			(22)			(72)

Net income (loss) attributable to AMD common stockholders			$1,178			$(128)			$304

(2)	The Company believes this non-GAAP presentation makes it easier for investors to understand what AMD financial results would be if it were not required to consolidate the operations of GLOBALFOUNDRIES.
(3)	Consists of the results of the Computing Solutions and Graphics segments and the All other category.
(4)	See footnotes 3 and 5 in Selected Corporate Data

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Dec. 26,	Dec. 27,
	2009	2008(5)
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$2,676	$1,096
Accounts receivable, net	745	320
Inventories	567	656
Deferred income taxes	9	28
Prepaid expenses and other current assets	278	279

Total current assets	4,275	2,379
Property, plant and equipment, net	3,809	4,296
Acquisition related intangible assets, net	98	168
Goodwill	323	323
Other assets	573	506

Total Assets	$9,078	$7,672

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$647	$631
Accrued compensation and benefits	179	162
Accrued liabilities	612	785
Deferred income on shipments to distributors	138	50
Other short-term obligations	171	86
Current portion of long-term debt and capital lease obligations	308	286
Other current liabilities	155	226

Total current liabilities	2,210	2,226
Deferred income taxes	197	91
Long-term debt and capital lease obligations, less current portion	4,252	4,490
Other long-term liabilities	695	569
Noncontrolling interest	1,076	169
Stockholders’ equity:
Capital stock:
Common stock, par value	7	6
Capital in excess of par value	6,426	6,257
Retained earnings (deficit)	(5,939)	(6,244)
Accumulated other comprehensive income	154	108

Total stockholders’ equity	648	127

Total Liabilities and Stockholders’ Equity	$9,078	$7,672

(5)	Amounts for the year ended December 27, 2008 were derived from the December 27, 2008 audited financial statements, including retrospective adoption of FSP APB 14-1 (now codified in ASC 470) and SFAS 160 (now codified in ASC 810) implemented in the first quarter of 2009.

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended			Year Ended
	Dec. 26,	Sept. 26,	Dec. 27,	Dec. 26,	Dec. 27,
Segment and Category Information from Continuing Operations	2009	2009	2008	2009	2008
Computing Solutions (1)
Net revenue	$1,214	$1,069	$873	$4,131	$4,559
Operating income (loss)	$158	$76	$(431)	$127	$(461)
Graphics (2)
Net revenue	427	306	270	1,206	1,165
Operating income (loss)	53	8	(10)	50	12
Foundry (3)
Net revenue	309	256		1,101
Operating income (loss)	(99)	(101)		(433)
All Other (4)
Net revenue	5	21	19	66	84
Operating income (loss)	1,182	(49)	(833)	968	(1,506)
Intersegment Eliminations (5)
Net revenue	(309)	(256)		(1,101)
Operating income (loss)	(6)	(11)		(48)
Total from Continuing Operations
Net revenue	$1,646	$1,396	$1,162	$5,403	$5,808
Operating income (loss)	$1,288	$(77)	$(1,274)	$664	$(1,955)

Other Data
AMD Product Company (excludes Foundry segment and Intersegment Eliminations)
Depreciation and amortization (excluding amortization of acquired intangible assets)	$95	$96		$398
Capital additions	$37	$19		$88
Adjusted EBITDA (6)	$282	$169		$527
Cash, cash equivalents and marketable securities (7)	$1,772	$1,536		$1,772
Total assets (7)	$4,846	$4,376		$4,846
Long-term debt (7)	$2,607	$3,541		$2,607
Headcount	10,352	10,412		10,352
AMD
Depreciation and amortization (excluding amortization of acquired intangible assets)	$266	$265	$271	$1,058	$1,068
Capital additions	$173	$97	$112	$466	$621
Adjusted EBITDA (6)	$348	$227	$(219)	$711	$531
Headcount	13,395	13,379	14,652	13,395	14,652

See footnotes on the next page

(1)	Computing Solutions segment includes microprocessors, chipsets and embedded processors.
(2)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations, servers and also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology.
(3)	Foundry segment includes the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GLOBALFOUNDRIES from March 2, 2009 onward. Prior periods have not been recast.
(4)	All Other category includes non-Foundry segment employee stock-based compensation expense and certain operating expenses and credits that are not allocated to the operating segments. Also included in this category is a gain for a legal settlement, charges for the impairment of goodwill and acquired intangible assets, amortization of acquired intangible assets, restructuring and AMD Product Company formation costs associated with GLOBALFOUNDRIES. Details of these significant items are shown below. The All Other category also includes the results of our Handheld business unit.

Legal settlement gain, employee stock-based compensation expense, ATI acquisition-related charges, restructuring charges and AMD Product Company formation costs associated with GLOBALFOUNDRIES:

	Quarter Ended			Year Ended
	Q409	Q309	Q408	2009	2008
Legal settlement	$(1,242)	$—	$—	$(1,242)	$—
Employee stock-based compensation expense	18	17	20	70	79
Impairment of goodwill and acquired intangible assets	—	—	684	—	1,089
Amortization of acquired intangible assets	18	17	30	70	137
Restructuring charges	—	4	50	65	90
AMD Product Company formation costs associated with GLOBALFOUNDRIES	—	—	23	21	23

	$(1,206)	$38	$807	$(1,016)	$1,418

(5)	Represents intersegment eliminations in revenue and in cost of sales and profits on inventory between AMD Product Company and the Foundry segment. For the quarters ended December 26, 2009 and September 26, 2009, and year ended December 26, 2009, intersegment eliminations of revenue was $309 million, $256 million and $1,101 million, respectively. For the quarters ended December 26, 2009 and September 26, 2009, and year ended December 26, 2009, intersegment eliminations of cost of sales and profits on inventory was $303 million, $245 million and $1,053 million, respectively.
(6)	AMD reconciliation of operating income (loss) to AMD Product Company (excluding Foundry segment and Intersegment Eliminations) Adjusted EBITDA*

	Quarter Ended		Year Ended
	Q409	Q309	2009
Operating income (loss)	$1,288	$(77)	$664
Foundry segment and Intersegment Eliminations operating loss	105	112	481
AMD Product Company net income (loss)	$1,393	$35	$1,145
Legal settlement	(1,242)	—	(1,242)
Depreciation and amortization	95	96	398
Employee stock-based compensation expense	18	17	70
Amortization of acquired intangible assets	18	17	70
Restructuring charges	—	4	65
AMD Product Company formation costs associated with GLOBALFOUNDRIES	—	—	21

Adjusted EBITDA	$282	$169	$527

AMD reconciliation of operating income (loss) to Adjusted EBITDA*

	Quarter Ended			Year Ended
	Q409	Q309	Q408	2009	2008
Operating income (loss)	$1,288	$(77)	$(1,274)	$664	$(1,955)
Legal settlement	(1,242)	—	—	(1,242)	—
Impairment of goodwill and acquired intangible assets	—	—	684	—	1,089
Depreciation and amortization	266	265	271	1,058	1,068
Employee stock-based compensation expense	18	18	20	75	79
Amortization of acquired intangible assets	18	17	30	70	137
Restructuring charges	—	4	50	65	90
AMD Product Company formation costs associated with GLOBALFOUNDRIES	—	—	—	21	23

Adjusted EBITDA	$348	$227	$(219)	$711	$531

(7)	Reconciliation of select balance sheet items

	Q409			Q309
	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt**	Cash, cash equivalents and marketable securities	Total Assets	Long-term debt**
AMD Product Company	$1,772	$4,846	$2,607	$1,536	$4,376	$3,541
Foundry segment and intersegment eliminations	904	4,232	1,953	975	4,371	2,029

AMD	$2,676	$9,078	$4,560	$2,511	$8,747	$5,570

*	Starting with the quarter ended December 26, 2009, the Company defines Adjusted EBITDA as operating income (loss) adjusted for a legal settlement gain, impairment of goodwill and acquired intangible assets, depreciation & amortization, employee stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, and AMD Product Company formation costs associated with GLOBALFOUDNRIES. The Company calculates and communicates Adjusted EBITDA because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of operating income or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.
**	Long-term debt also includes the current portion of long-term debt and capital lease obligations.